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                                                                    EXHIBIT 99.1

PRESS RELEASE

Media Contact:

Terri Deuel
Internet Commerce Corporation
678-533-8003
ir@icc.net

             INTERNET COMMERCE CORPORATION ACQUIRES THE KODIAK GROUP

NORCROSS, GEORGIA - NOVEMBER 2, 2005 - Internet Commerce Corporation (ICC) (NasdaqSC: ICCA) today announced it has acquired The Kodiak Group, a privately held company delivering e-commerce and global data synchronization services to blue chip customers in a variety of industries.

ICC has acquired The Kodiak Group to extend its capabilities into professional services, consulting and outsourcing and complement its value added services, software and service bureau offerings. Moreover, this acquisition strengthens ICC's leadership and commitment to the industry's key initiative for global data synchronization. The Kodiak Group is widely viewed as a leader in this area.

"Internet Commerce Corporation continues to demonstrate its commitment to our long-term `Growth with Profitability' strategy," said Thomas J. Stallings, chief executive officer of Internet Commerce Corporation. "With The Kodiak Group, we found the perfect strategic opportunity to increase our financial strength, further diversify our services portfolio and accelerate our growth. The Kodiak Group shares our belief that professional services and consulting are strategic elements in implementing today's e-commerce solutions efficiently and cost-effectively. By combining forces to form a stronger company in this competitive e-commerce market, we expect to generate significant benefits for our customers and shareholders."

Stallings added that The Kodiak Group's comprehensive knowledge and proven experience with global data synchronization will enable Internet Commerce Corporation to play a leading role in the broad adoption of complete and accurate product information that is vital to leveraging the full capabilities of RFID.

"This is an exciting deal for The Kodiak Group," said Michael Kirchner, president and chief executive officer of The Kodiak Group. "Trading communities and partners are expressing a preference for a comprehensive solution that meets their electronic commerce requirements. Together ICC and The Kodiak Group provide a broader offering to deepen relationships with existing clients and capitalize on new market opportunities for trading partner collaboration and supply chain efficiency."

The acquisition adds to Internet Commerce Corporation's scale and scope of offerings while providing an opportunity to improve financial performance. With this acquisition, ICC will:

-     Streamline the expense structure of the combined entity.

- Establish The Kodiak Group's operations as an ICC business unit led by Michael Kirchner.

- Incorporate The Kodiak Group's offerings into ICC product and services portfolio.

- Market and sell the combined offerings through ICC's and The Kodiak Group's direct sales teams and Business Partners.

-     Adopt best-of-breed practices and tools in support and services delivery.

- Build upon the companies' existing partnership for global data synchronization.

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The Kodiak Group already partners with ICC, providing a Managed Data
Synchronization solution to its EC Service Center and industry expertise to its consulting business.

Terms of the deal were not disclosed.

ABOUT INTERNET COMMERCE CORPORATION
Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business e-commerce solutions. Thousands of customers rely on ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of e-commerce solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.

ABOUT THE KODIAK GROUP
Since 1994, The Kodiak Group has worked with companies, large and small, in a variety of industries to integrate e-commerce technologies with supply chain and other business operations, thereby helping customers to improve their productivity, quality and responsiveness. For more information, visit www.kodiakgroup.com.